Exhibit 10.4

RULES

OF

HUTCHISON MEDIPHARMA HOLDINGS LIMITED

SHARE OPTION SCHEME

Adopted pursuant to an Ordinary Resolution of the Sole Shareholder passed on 6 August 2008

and amended by the board of directors on 15 April 2011

RULES OF HUTCHISON MEDIPHARMA HOLDINGS LIMITED

SHARE OPTION SCHEME

Purpose

The purpose of the Scheme is to provide the Company with a flexible means of either retaining, incentivising, rewarding, remunerating, compensating and/or providing benefits to Eligible Persons or such other purposes as the Board may approve from time to time, subject to any necessary consent or approval being obtained from the shareholders or Directors of the Company or Holding Company or the Stock Exchange or any other stock exchange or any other relevant regulatory body where such consent or approval is required by the Company’s memorandum and articles of association or any applicable law or regulatory requirement. This Scheme may, at the discretion of the Board, be used in conjunction with any cash based compensation, incentive compensation or bonus plan.

For the avoidance of doubt, neither the Company nor the Board has any obligation to procure the occurrence of a Listing.

1                         Meanings of Words Used

1.1               Defined Terms

In these Rules:

“Adoption Date” means the date that the Scheme is adopted by the ordinary resolution of the Shareholder(s) in accordance with the Articles of Association;

“AIM” means the Alternative Investment Market of the London Stock Exchange plc;

“AIM Rules” means the AIM rules for companies as amended from time to time;

“Auditors” means the auditors of the Company from time to time;

“Board” means the board of directors of the Company (and, where appropriate, includes any committee or delegate of the Board appointed by the Board to perform any of its functions including, for the avoidance of doubt, the Remuneration Committee);

“Business Day” means any day on which clearing banks are open for business in Hong Kong (not being a Saturday or Sunday and being deemed to commence at 9:00am and finish at 5:00pm);

“Company” means Hutchison MediPharma Holdings Limited, a company incorporated in the Cayman Islands with limited liability;

“Contract” means, in relation to an employee or Director, his or her contract of employment or service contract with his or her Employer (as amended from time to time), whether or not such Contract is written or oral and comprised in one or more documents;

“Director” means a director of any Member of the Group;

“Eligible Employee” means an employee or Director holding salaried office or employment under a Contract with a Member of the Group;

“Eligible Person” means any person who is (or will be on and following the Grant Date) either:

(i)                     an Eligible Employee; or

(ii)                  a non-executive Director,

who is notified by the Board that he or she is an Eligible Person;

“Employer” means, in relation to an Eligible Employee, the Member of the Group which employs or has appointed him or her under his or her Contract;

“Exercise Price” means (subject to Rule 9) the price determined by the Board and notified to the relevant Option Holder;

“Grant Date” means in respect of an Option, the date on which such option is granted as specified in the grant documentation referred to in Rule 3.2.1;

“HCML” means Hutchison China MediTech Limited, currently the holding company the Company, whose shares are listed on AIM;

“Holding Company” means any holding companies (as defined in the Companies Law (Cayman Islands) of the Company as amended from time to time;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Initial Grants Option” means an Option granted under the one time initial grants of Options immediately after the adoption of the Scheme;

“Listing” means the admission and the commencement of public trading on a Stock Exchange of shares of capital stock of the Company;

“Member of the HMHL Group” means the Company and any of its subsidiaries (as defined in the Companies Law (Cayman Islands) or affiliates or any other companies which the Board determines will be a Member of the HMHL Group;

“Member of the Group” means:

(i)                     the Company; and

(ii)                  any holding company, subsidiaries or affiliates of the Company (as defined in the Companies Law (Cayman Islands)) as amended from time to time) or other companies which the Board determines will be subject to the Scheme;

“Option” means a right granted under the Scheme to subscribe for Shares in accordance with the Scheme;

“Option Holder” means a person holding an Option (and, where relevant, includes his/her personal representatives);

“Option Period” means, in relation to an Option, the period set out in the grant documentation during which the Option may be exercised, such period not to exceed the period of 6 years from the date of grant of such Option;

“Original Funding” shall have the meaning ascribed to that expression in Rule 9.1.2;

“Performance Conditions” means any conditions imposed by the Board to be satisfied as a pre-condition to the exercise of an Option in accordance with Rule 3.2.1;

“Preference Share” means a convertible preference share in the capital of the Company;

“Remuneration Committee” means the duly constituted remuneration committee of the Board or, before the establishment of a remuneration committee, any duly appointed committee of the Board set up for the purpose of administering the Scheme;

“Rules” means these rules as amended from time to time;

“Scheme” means the new share option scheme of the Company known as “Hutchison MediPharma Holdings Limited Share Option Scheme” constituted and governed by these Rules;

“SEHK” means The Stock Exchange of Hong Kong Limited;

“Shareholders” means the holders of the Shares or the Preference Shares (if any);

“Share” means an ordinary share in the capital of the Company;

“Stock Exchange” means a recognised stock exchange (including, for the avoidance of doubt, the National Association of Securities Dealers Automated Quotations, AIM or SEHK; and

“Tax Liability” means the amount of salaries or other tax and/or social security contributions (including secondary class 1 contributions) for which a Member of the Group is required to account to any competent authority by virtue of or in consequence of the grant of an Option or its exercise.

1.2               References to Enactments

Any reference in these Rules to any enactment or regulatory requirement means a reference to such enactment as amended from time to time.

2                         Adoption and Duration of Scheme

2.1               Adoption

2.1.1                     The Scheme shall be adopted by the ordinary resolution of the Shareholder(s) in accordance with the Articles of Association with effect from the Adoption Date.

2.1.2                     If the conditions referred to in Rule 2.1.1 are not met, then:

(i)                     the Scheme shall forthwith determine;

(ii)                  any Option granted or agreed to be granted pursuant to these Rules and any offer of such a grant shall be of no effect; and

(iii)               no person shall be entitled to any rights or benefits or be under any obligation under or in respect of the Scheme or any Option.

2.2               Duration

Subject to Rule 11, the Scheme shall be valid and effective from the Adoption Date up to (and inclusive of) the earlier of the day of Listing and 6 years after the Adoption Date, after which period no further Options will be granted but the provisions of the Scheme shall remain in full force and effect to the extent necessary to give effect to the exercise of any Options granted prior to the expiry of such period and which are at that time or become thereafter capable of exercise under the Rules, or otherwise to the extent as may be required in accordance with the provisions of the Scheme.

3                         Grant of Options

3.1               Grant of Options

Subject to the limits specified in Rule 8 not being exceeded and any applicable regulatory and legal requirements including, if appropriate, any applicable law or regulatory requirement dealing with the offer of securities to the public and any applicable codes of conduct, the Board may grant to any Eligible Person an Option to acquire for such number of Shares at the Exercise Price in relation to such number of Options under the Scheme as the Board may determine. The grant of an Option shall be made to any Eligible Person in such form as the Board may determine from time to time, specifying the number of Shares included in the Option, the Exercise Price, Option Period and other terms of the Option (as referred to in Rule 3.2).

3.2               Terms of Options

3.2.1                     Performance Conditions

The Board may in its absolute discretion make, in individual cases, the exercise of an Option conditional on the achievement of objective Performance Conditions which shall be documented in the grant documentation. The Board may, at its sole discretion, vary, waive or amend any such Performance Condition or may impose entirely different Performance Conditions to those specified in the grant documentation, to the extent allowable under relevant law or regulatory restrictions.

3.2.2                     Minimum Holding Period

The Board may, at its sole discretion, determine in relation to any grant of Options that the Option Holder shall not be entitled to dispose of or otherwise transfer the Shares issued pursuant to the exercise of any such Option for a minimum holding period specified at the time of grant and which shall be specified in the relevant grant documentation. In such event, the exercise of such Option shall be conditional on the relevant Option Holder confirming in writing at the time of exercise that he or she continues to be bound by the said minimum holding restriction.

3.2.3                     Additional Terms of Options

An Option shall be subject to such terms and conditions as may be determined by the Board. Such terms and conditions must not be contrary to the purpose of the Scheme. These terms and conditions may include, without limitation:

(i)                     the number of Shares to which the Option relates;

(ii)                  the Exercise Price per Share the subject of the Option;

(iii)               (if applicable) any Performance Conditions to which exercise of the Option is subject;

(iv)              the period an Option must be held before it will vest (if any);

(v)                 (if applicable) any minimum holding period; and

(vi)              lapse conditions which may be different from those in Rule 6 (but not so as to extend the Option Period beyond 6 years or to include terms that are materially more generous to the Option Holder than those set out in Rule 6 without the approval of the Shareholder(s) in general meeting and if necessary, the shareholder(s) of any Holding Company in general meeting).

3.2.4             Tax Liability

It shall be a term of grant of an Option that an Option Holder shall be liable to pay to the Company or any Member of the Group an amount equal to the aggregate amount of any Tax Liability before the due date for payment of such amount by a Member of the Group. In that event that a Tax Liability becomes due on the exercise of an Option, the Option may not be exercised unless the Option Holder has either:

(i)                     made a payment to the Company or relevant Member of the Group of an amount equal to such Tax Liability; or

(ii)                  entered into arrangements with the Company or other Member of the Group to secure that such payment is made, whether by authorising the relevant company to procure the sale on his or her behalf of some or all of the Shares to be issued or transferred to the Option Holder on the exercise of the Option and authorising the payment to the relevant company of the relevant amount of the proceeds of sale or otherwise.

3.2.5             Board Discretion

Subject to Rule 10, the Board may at any time:

(i)                     waive any provision or matter specified in grant documentation produced pursuant to this Rule 3.2; or

(ii)                  vary or amend any term or condition attaching to an Option with the agreement of the Option Holder (unless otherwise permitted to do so in the Board’s sole discretion in accordance with these Rules, in which case the agreement of the Option Holder is not required), if the Board determines that circumstances exist when to do so would be consistent with the purpose of the Scheme.

3.3               Payment on Grant

Option Holders are not required to pay for the grant of any Option.

3.4               Non-transferability of Options

Except for the transmission of an Option on the death of an Option Holder to his/her personal representatives, neither the Option nor any rights in respect of it may be transferred, assigned or otherwise disposed of by any Option Holder to any other person. If an Option Holder transfers, assigns or disposes of any such Option or rights, whether voluntarily or involuntarily, then the relevant Option will immediately lapse.

4                         Rounding

The number of Shares in respect of which the Option vests on any occasion shall be rounded down to the nearest whole Share and the fraction shall be carried forward and added to the number of Shares in respect of which the Option vests at the next available vesting date.

5                         Exercise

5.1               Exercise of Options

Any Option:

5.1.1                     which has vested;

5.1.2                     in respect of which any conditions attaching to the Option have been satisfied or waived by the Board in its sole discretion; and

5.1.3                     which has not lapsed,

may be exercised at any time, provided that the restriction in Rule 5.4 is not breached.

5.2               Manner of Exercise

An Option Holder may exercise any or all of his or her Options by notice of exercise in writing in such form as the Board may from time to time require delivered to such person as is designated by the Board. The notice of exercise of the Option must be completed, signed by the Option Holder or by his or her appointed agent, and must be accompanied by correct payment in full of the total Exercise Price for the number of Shares being subscribed for.

5.3               Exercise in part

Where an Option is exercised only in part the balance shall remain exercisable on the same terms as originally applied to the whole Option.

5.4               Restrictions on Exercise

No Option may be exercised in circumstances where such exercise would, in the opinion of the Board, be in breach of a statutory or regulatory requirement.

6                         Lapse and Cancellation of Options

6.1               Lapse on Expiry of Option Period

An Option will immediately lapse on the earlier of:

6.1.1                     the expiry of the Option Period; or

6.1.2                     the date when any circumstance referred to in Rule 3.4 occurs; or

6.1.3                     subject to Rules 6.2 to 6.5 and 6.7 below, on an Option Holder ceasing to be an Eligible Person.

6.2               Lapse on Cessation of Employment for death, illness or retirement

Subject to Rule 6.3, if an Option Holder ceases to be an Eligible Employee by reason of:

6.2.1                     the Option Holder’s death; or

6.2.2                     the Option Holder’s serious illness or injury which, in the opinion of the Board, renders the Option Holder concerned unfit to perform the duties of his or her employment and which in the normal course would render the Option Holder unfit to continue performing the duties under his or her Contract for the following 12 months provided such illness or injury is not self-inflicted or as a result of alcohol or drug abuse; or

6.2.3                     the Option Holder’s retirement on reaching the applicable retirement age in accordance with the terms of an Option Holder’s Contract or applicable company policy (if any); or

6.2.4                     the Option Holder’s early retirement by agreement with the Option Holder’s Employer,

6.2.5                     then, subject to Rule 5.4, any unvested Option will immediately lapse and the Option Holder or his or her personal representatives (if appropriate) may (subject to Rules 6.1.1 and 6.1.2) exercise all his or her vested Options as at the date of cessation of employment or directorship within a period of twelve months thereafter or such longer period as the Board may determine. Any vested Option not exercised prior to the expiry of the above-mentioned period shall lapse.

6.3               Lapse on termination for cause

If the Board determines that any Option Holder (including an Option Holder who has ceased to be an Eligible Employee in circumstances such that his or her Options continue to subsist in accordance with Rule 6.2 or 6.4) is guilty of any misconduct or any other conduct which would justify the termination of his or her Contract or appointment for cause (or, in the case of an Option Holder who has ceased to be an employee, would have justified the termination of his or her Contract for cause but which does not become known to the Company until after he or she has ceased employment with any Member of the Group), then any Option (whether vested or unvested) held by the Option Holder shall immediately lapse (unless the Board resolves otherwise in its absolute discretion).

6.4               Lapse on Cessation of Employment for any other reason

Subject to Rule 6.3, if an Option Holder ceases to be an Eligible Employee for any reason other than those set out in Rule 6.2, then, subject to Rule 5.4, any unvested Option will immediately lapse and the Option Holder or his or her personal representatives (if appropriate) may (subject to Rules 6.1.1 and 6.1.2) exercise all his or her vested Options as at the date of cessation of employment or directorship within a period of 30 days thereafter or such longer period as the Board may determine. Any vested Option not exercised prior to the expiry of the above-mentioned period shall immediately lapse.

For the purposes of this Rule 6.4, an Option Holder will not be treated as ceasing to be an Eligible Employee if he or she is re-employed by a Member of the HMHL Group within seven days. He or she will also not be treated as ceasing to be an Eligible Employee unless he or she ceases to be an employee of any Member of the HMHL Group.

6.5               Lapse on a General Offer before and after Listing

6.5.1                     If a general or partial offer, whether by way of take-over offer, share repurchase offer, or scheme of arrangement or otherwise in like manner is made to all Shareholders (or all such Shareholders other than the offeror and/or any person controlled by the offeror and/or any person associated with or acting in concert with the offeror) before Listing, the Company shall use all reasonable endeavours to procure that such offer is extended to all the Option Holders on the same terms, mutatis mutandis, and assuming that they will become, by the exercise in full of the Options granted to them which at the time vested, Shareholders. If such offer becomes or is declared unconditional or such scheme or arrangement is formally proposed to Shareholders, the Option Holder shall, notwithstanding any other terms on which his or her Options were granted (provided that any Performance Condition must first be satisfied), be entitled to exercise his or her vested Options at any time up until:

(i)                     the close of such offer (or any revised offer); or

(ii)                  the record date for entitlements under a scheme of arrangement,

as applicable (“Closing Date”). The Options will immediately lapse on the Closing Date.

6.5.2                     If a general or partial offer, whether by way of take-over offer, share repurchase offer, or scheme of arrangement or otherwise in like manner is made to all Shareholders (or all such Shareholders other than the offeror and/or any person controlled by the offeror and/or any person associated with or acting in concert with the offeror) after Listing, the Company shall use all reasonable endeavours to procure that such offer is extended to all the Option Holders on the same terms, mutatis mutandis, and assuming that they will become, by the exercise in full of the Options granted to them (whether at the time vested or unvested), Shareholders. If such offer becomes or is declared unconditional or such scheme or arrangement is formally proposed to Shareholders, the Option Holder shall, notwithstanding any other terms on which his or her Options were granted (provided that any Performance Condition must first be satisfied)), be entitled to exercise his or her vested and unvested Options at any time up until the Closing Date. The Options will immediately lapse on the Closing Date.

6.6               Lapse on Winding-up

If notice is duly given of a resolution for the voluntary winding-up of the Company, vested Options may (subject to Rule 5.4 and Rule 6.1) be exercised prior to the date of the resolution. The Option Holder shall accordingly be entitled, in respect of the Shares falling to be allotted and issued upon the exercise of his or her Option, to participate in the distribution of the assets of the Company available in liquidation pari passu with the holders of the Shares in issue on the day prior to the date of such resolutions.

6.7               Cancellation of Options

Any unexercised Option which is not lapsed may not be cancelled except with the written consent of the relevant Option Holder and the approval of the Board at its absolute discretion.

6.8               Lapse in Other Circumstances

In relation to any Option Holder who is not an Eligible Employee, the Board may specify at the Grant Date any circumstances in which the Option may lapse.

7                         Shares

7.1               Satisfaction of Option

The Company shall procure the Shares to be transferred from HCML or a third party following the exercise of an Option as soon as reasonably practicable (and, unless otherwise agreed between the Company and the Option Holder, in any event within 28 Business Days after the date on which correct payment in full of the Exercise Price for the number of Shares to be transferred is received by the Company).

7.2               Rights

No dividends (including distributions made upon the liquidation of the Company) will be payable and no voting rights will be exercisable in relation to an Option that has not been exercised. Shares transferred on the exercise of an Option shall not rank for any rights attaching to Shares by reference to a record date preceding the date of transfer.

7.3               Consents

All allotments, issues and transfers of Shares or grant or exercise of Options will be subject to any necessary consents under any relevant enactments or regulations for the time being in force under any relevant local legislation or regulations. The Option Holder will co-operate with the Company where necessary in complying with any requirements to be fulfilled in order to obtain (or avoid the necessity for) any such consent.

7.4               Articles of Association

Any Shares issued and allotted on the exercise of Options will be subject to the articles of association of the Company as amended from time to time.

8                         Maximum Number of Shares Subject to the Scheme

8.1               Individual Limit

8.1.1                     Subject to Rule 8.1.2 (and subject always to Rule 8.2), the Board shall not grant any Options (the “Relevant Options”) to any Eligible Person which, if exercised, would result in such Eligible Person becoming entitled to acquire such number of Shares as, when aggregated with the total number of Shares already issued or to be issued to him or her under all Options (including both exercised and outstanding Options) granted to him or her in the 12-month period up to and including the Grant Date of the Relevant Options, exceeds 1% of the aggregate number of Shares and Preference Shares in issue at such date.

For the avoidance of doubt, Shares subject to Options which have lapsed in accordance with the provisions of the Scheme shall not be counted toward the limit set out in this Rule 8.1.1.

8.1.2                     Notwithstanding Rule 8.1.1, the Board may grant Options to any Eligible Person or Eligible Persons which would cause the limit under Rule 8.1.1 in relation to such Eligible Person to be exceeded, but only with the approval of HCML and if necessary, the approval of the shareholder(s) of any Holding Company in general meeting, and subject always to Rule 8.2.

8.2               Maximum Limit

No option may be granted at any time if, as a result, the number of Shares subject to outstanding Options granted and not yet exercised under the Scheme and any options granted and not yet exercised under any other share option scheme(s) adopted by the Company (no matter whether new Shares or old Shares are granted under such other scheme(s)) must not in aggregate exceed 20% of the aggregate number of Shares and

Preference Shares of the Company in issue from time to time provided, however, the limit prescribed in this Rule 8 is subject to any applicable limitation, restriction and approval.

9                         Reorganisation of Capital Structure

9.1               Adjustments

9.1.1                     Subject to Rule 9.2 below, in the event of any alteration in the capital structure of the Company whilst any Option remains outstanding, whether by way of capitalisation of profits or reserves, rights issue of Shares and/or Preference Shares, consolidation or subdivision of Shares and/or Preference Shares or reduction of the share capital of the Company in accordance with applicable laws and regulatory requirements (other than an issue of any share capital in satisfaction of a dividend in accordance with applicable laws or an issue of Shares and/or Preference Shares as or for consideration in respect of a transaction to which the Company is a party), such corresponding adjustments (if any) shall be made to:

(i)                     the number of Shares, the subject matter of the Option (insofar as it is unexercised); and/or

(ii)                  the price at which the Options are exercisable,

as the Auditors or independent financial adviser appointed by the Board shall certify in writing to the Board to be in their opinion fair and reasonable and as the Company and HCML may agree in writing.

9.1.2                     If and to the event any part of the funding (including capital and shareholder’s loan) provided by or on behalf of HCML to the Company as at 30 April 2008 (the “ Original Funding”) is repaid (for the avoidance of doubt, capitalisation of any shareholder’s loan by the Company shall be deemed not to constitute a “repayment” for the above purpose), the Board will make an adjustment either to the Exercise Price and/or the number of Shares comprised in such Initial Grants Options as are outstanding as at the date of such repayment. In the case of an adjustment to the Exercise Price, it shall be of an amount which the Board considers as reflecting the impact of such repayment on the value of the Shares, and without limiting the generality of the foregoing, (i) the Board’s determination of any adjustments and the terms in relation to such adjustments shall be final and binding on all Option Holders; (ii) in respect of any such Initial Grants Option, the Board may impose any terms and conditions as it sees fit before such adjustment takes effect; (iii) any adjustment provided for in this Rule 9.1.2 shall be cumulative to any other adjustments contemplated under this Rule 9, and (iv) the adjustments and the terms in relation to such adjustments shall require the prior approval of HCML and (if required) of the shareholder(s) of any Holding Company in general meeting. For the avoidance of doubt, nothing in the foregoing shall result in any adjustment to either the Exercise Price or the number of Shares comprised in any Initial Grants Option in the event any further loans are to be granted by HCML to the Company after 30 April 2008 (the “Additional Loans”) which, for the purposes of this Rule 9.1.2 only, shall first have been repaid in full before any part of the Original Funding may be repaid and to result in any adjustments contemplated in this sub-rule.

9.2               Adjustment of Limits

The maximum number of Shares subject to the Scheme will be adjusted, in such manner as the Auditors or independent financial adviser appointed by the Board shall certify in writing to the Board to be fair and reasonable, in the event of any alteration in the capital structure of the Company whether by way of capitalisation of profits or reserves, rights issue of Shares and/or Preference Shares, consolidation or subdivision of Shares and/or Preference Shares or reduction of the share capital of the Company provided that no such adjustment shall be made in the event of an issue of Shares and/or Preference Shares as or for consideration in respect of a transaction to which the Company is a party or an issue of any share capital in satisfaction of a dividend in accordance with applicable laws.

9.3               Conditions Governing Adjustment

Any adjustment under Rule 9.1.1 will be made, to the extent practicable, in accordance with the following:

9.3.1                     Any such adjustment shall be made on the basis that the proportion of the issued share capital of the Company to which an Option Holder is entitled after such adjustment shall remain the same as that to which he or she was entitled before such adjustment; and

9.3.2                     No such adjustment shall be made the effect of which would be to enable any Share to be issued at less than its nominal value, or to increase the proportion of the issued share capital of the Company for which any Option Holder would have been entitled to subscribe had he or she exercised all the Options held by him or her immediately prior to such adjustment.

If applicable, the Auditors or independent financial adviser appointed by the Board (as appropriate) must confirm to the Board in writing that the adjustment satisfies the requirements of the Listing Rules and the Aim Rules.

9.4               Capacity of Auditors or Independent Financial Advisers

The capacity of the Auditors or financial advisers in this Rule 9 is that of experts and not of arbitrators and their certification shall be final and binding on the Company and the Option Holder(s) in the absence of fraud or manifest error. The costs of the Auditors or independent financial advisers shall be borne by the Company.

9.5               Notification of Adjustment

The Company will notify an Option Holder of any adjustments made in accordance with this Rule 9.

9.6               No limitation on power of Company

Subject to the provisions of this Rule 9, the existence of any Option shall not affect in any way the right or power of the Company or its Shareholders to make or authorise any or all adjustments, recapitalisations, reorganisations or other changes in the Company’s capital structure, or any merger or consolidation of the Company, or any issue of shares, bonds, debentures, preferred or prior preference stocks or other instrument ranking ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of the assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10                  Amendment

10.1        Amendments to the Scheme

10.1.1              Subject to the provisions of this Rule 10, the Board may amend any of the provisions of the Scheme (including, without limitation, amendments in order to comply with changes in legal or regulatory requirements and amendments in order to waive any restrictions imposed by the provisions of the Scheme, other than those referred to in Rule 10.1.3 below) at any time (but not so as to affect adversely any rights which have accrued to any Option Holder at that date).

10.1.2              Subject to the provisions of this Rule 10, the Board may in its absolute discretion provide that any amendment to the provisions of the Scheme shall apply only to particular Members of the Group which the Board specifies in writing.

10.1.3              No proposed amendment which is to the material advantage of present or future Option Holders shall take effect without the approval of HCML and if necessary, the approval of the shareholder(s) of any Holding Company in general meeting.

10.2        Amendments to Terms of Options

Any material amendments to the terms and conditions of any Options granted under the Scheme may only be made with the approval of HCML and if necessary, the approval of the shareholder(s) of any Holding Company in general meeting, save where the amendments take effect automatically under these Rules.

10.3        Authority of the Board

Any change to the authority of the Board in relation to any amendment of these Rules may only be made with the approval of HCML and if necessary, the approval of the shareholder(s) of any Holding Company in general meeting.

11                  Termination and Suspension

11.1        Termination by Board

The Board may terminate the Scheme at any time by resolving that no further Options shall be granted under the Scheme. If the Board decides to terminate the Scheme under this Rule 11.1, then no new offers to grant Options under the Scheme will be made and the Board may determine whether Options which have been previously granted but not yet exercised shall either:

11.1.1              continue to be valid and exercisable in accordance with these Rules (which shall remain in full force and effect to the extent necessary to give effect to such Options); or

11.1.2              be cancelled in accordance with Rule 6.7.

11.2        Automatic Termination

The Scheme will terminate automatically in accordance with Rule 2.2.

11.3        Termination by HCML

The Scheme may be terminated at any time with the approval of HCML. Following the termination of the Scheme under this Rule 11.3:

11.3.1              no new offers to grant Options under the Scheme will be made; and

11.3.2              Options which have been previously granted but not yet exercised shall continue to be valid and exercisable in accordance with these Rules (which shall remain in full force and effect to the extent necessary to give effect to such Options) unless otherwise cancelled in accordance with Rule 6.7.

11.4        Suspension

The Board may in the event of specific and unusual circumstances (including but not limited to capital operations requiring adjustment or redefinition of the share capital of the Company or significant negative variations in the profit and loss statement or balance sheet of the Company) at any time suspend the exercise of outstanding Options to the extent not contrary to relevant law. Each suspension(s) shall not be for more than three months and shall not exceed twelve months in total. The Board shall give at least eight days written notice to the Option Holders specifying the starting date of suspension, its duration and the expected date of resumption of the relevant suspended rights.

12                  General

12.1        Notices

12.1.1              Any notice or other document which has to be given to an Eligible Person or Option Holder under or in connection with the Scheme may be delivered to the Eligible Person or Option Holder or sent by post or facsimile transmission or e-mail to him/her at his/her home postal address, home or work e-mail address or facsimile number according to the records of his/her Employer company or such other address as the Company reasonably considers appropriate.

12.1.2              Any notice or other document which has to be given to the Company under or in connection with the Scheme may be marked or addressed for the attention of the Company’s HR Director (or such other person notified to the Option Holders from time to time as responsible for the administration of the Scheme) and:

(i)                     delivered by hand to it at its registered office (or such other place as the Board may from time to time decide and notify to Option Holders); or

(ii)                  sent by registered mail return receipt requested to it at its registered office (or such other place as the Board may from time to time decide and notify to Option Holders).

12.1.3              Notices sent by registered mail shall be pre-paid and shall be deemed to have been received on the date indicated in the return receipt.

12.2        Administration

12.2.1              The responsibility for administration of the Scheme shall rest with the Board or a duly constituted committee of the Board. In addition, the Board may appoint an administrator or administrators in relation to the Scheme (or certain aspects thereof) on such terms as the Board may determine.

12.2.2              The decision of the Board on the interpretation of the Rules or as to whether any circumstances exist which may affect the treatment of any Option or any Option Holder under these Rules or in any dispute relating to any Option or matter relating to the Scheme will be final and binding (in the absence of manifest error).

12.2.3              The Board may establish such guidelines or rules for the administration of the Scheme as it may from time to time determine are appropriate provided such rules or guidelines are consistent with the Rules of the Scheme. In case of any inconsistency between the Rules of the Scheme and any guidelines or rules set out by the Board, the former shall prevail. The Board may, in its absolute discretion, set out different guidelines or rules for the administration of the Scheme to apply to particular groups of Eligible Persons and/or to particular Members of the Group.

12.3        Terms of Employment

12.3.1              For the purposes of this Rule 12.3, “Employee” means any Option Holder, any Eligible Employee or any other Eligible Person.

12.3.2              This Rule 12.3 applies:

(i)                     whether the Company or the Board has full discretion in the operation of the Scheme, or whether the Company or the Board could be regarded as being subject to any obligations in the operation of the Scheme;

(ii)                  during an Employee’s employment or employment relationship; and

(iii)               after the termination of an Employee’s employment or employment relationship, whether the termination is lawful or unlawful.

12.3.3              Nothing in the Rules or the operation of the Scheme forms part of the contract of employment or employment relationship of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Company or any Member of the Group are separate from, and are not affected by, the Scheme. Participation in the Scheme does not create any right to, or expectation of, continued employment or a continued employment relationship.

12.3.4              The grant of Options on a particular basis in any year does not create any right to or expectation of the grant of Options on the same basis, or at all, in any future year.

12.3.5              No Employee is entitled to participate in the Scheme, or be considered for participation in it, at a particular level or at all. Participation in one operation of the Scheme does not imply any right to participate, or to be considered for participation, in any later operation of the Scheme.

12.3.6              Without prejudice to an Employee’s right to exercise an Option subject to and in accordance with the express terms of the Rules, no Employee has any rights in respect of the exercise or omission to exercise any discretion, or the making or omission to make any decision, relating to the Option. Any and all discretions, decisions or omissions relating to the Option may operate to the disadvantage of the Employee, even if this could be regarded as capricious or unreasonable, or could be regarded as in breach of trust or of any implied term between the Employee and his or her employer, including any implied duty of trust and confidence. Any such implied term is excluded and overridden by this Rule 12.3.6.

12.3.7              No Employee has any right to compensation for any loss in relation to the Scheme, including:

(i)                     any loss or reduction of any rights or expectations under the Scheme in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);

(ii)                  any exercise of a discretion or a decision taken in relation to an Option or to the Scheme, or any failure to exercise a discretion or take a decision; or

(iii)               the operation, suspension, termination or amendment of the Scheme.

12.3.8              Participation in the Scheme is permitted only on the basis that the participant accepts all the provisions of the Rules, including in particular this Rule 12.3.8. By participating in the Scheme, an Employee waives all rights under the Scheme, other than the right to exercise an Option subject to and in accordance with the express terms of the Rules, in consideration for, and as a condition of, the grant of an Option under the Scheme.

12.3.9              Nothing in this Scheme confers any benefit, right or expectation on a person who is not an Employee.

12.3.10       Each of the provisions of this Rule 12.3 is entirely separate and independent from each of the other provisions. If any provision is found to be invalid then it will be deemed never to have been part of these Rules and, to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions.

Any person who ceased to be an employee of any Member of the Group because of lawful dismissal or termination of employment or who is under notice of such lawful dismissal or termination of employment will in no circumstances be entitled to claim any compensation in respect of the operation of the Scheme (except as expressly provided for under the Scheme).

12.4        Withholding

The Employer may withhold any amount and make any such arrangements, including the sale of any Shares on behalf of an Option Holder, as it considers necessary to meet any liability to taxation or social security contributions in respect of any Option granted to the Option Holder pursuant to this Scheme. These arrangements may include the sale of any Shares on behalf of an Option Holder, unless the Option Holder discharges the liability himself.

12.5        General Notices

The Option Holder shall be entitled to receive copies of all notices and other documents sent by the Company to holders of Shares generally.

12.6        Taxation

Each Option Holder shall pay all taxes and discharge all other liabilities to which he or she may become subject as a result of his or her participation in the Scheme or the exercise of any Option.

12.7        Costs

The Company will pay the costs of establishing and administering the Scheme.

13                  Data Protection

By participating in the Scheme the Option Holder consents to the holding and processing of personal data provided by the Option Holder to the Company for all purposes relating to the operation of the Scheme. These include, but are not limited to:

13.1.1              administering and maintaining Option Holder records;

13.1.2              providing information to trustees of any employee benefit trust, registrars, brokers or third party administrators of the Scheme;

13.1.3              providing information to future purchasers of the Company or the business in which the Option Holder works;

transferring information about the Option Holder to a country or territory outside the jurisdiction in which the Option Holder’s employment is based

14                  Governing Law

The laws of England and Wales govern the Scheme and all Options and their construction. The Company, each Member of the Group and each Option Holder must submit to the non-exclusive jurisdiction of the English Courts in all matters relating to the Scheme and any Option.